                                                                     Exhibit 4.1
                                                                     -----------


NUMBER                                                                   SHARES
 C-0         Incorporated under the laws of the State of Delaware
-----                                                                     ----



                               WENTWORTH II, INC.

                    Total Authorized Issue 50,000,000 Shares

40,000,000 Share $.01 Par Value                10,000,000 Shares $.01 Par Value
       Common Stock                                     Preferred Stock

                                                             See Reverse for
                                                             Certain Definitions


This is to certify that             SPECIMEN              is the owner of
                        ---------------------------------
_______________________________________________________________________________
             Fully Paid and Non-Assessable Shares of Common Stock of
                               Wentworth II, Inc.


transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated


_______________________________                 _______________________________
                      Secretary                                       President